EXHIBIT 99.6


                    INSTRUMENT OF REMOVAL AND APPOINTMENT OF
                                  OWNER TRUSTEE


                       DAIMLERCHRYSLER MASTER OWNER TRUST


                  This Instrument of Removal and Appointment of Owner Trustee (this "Instrument"), is dated as of September 22, 2006 and is pursuant to Sections 8.01 and 8.02 of the Amended and Restated Trust Agreement, dated as of December 16, 2004 (the "Amended and Restated Trust Agreement") between DaimlerChrysler Wholesale Receivables LLC, a Delaware limited liability company ("DCWR"), as Beneficiary, and Chase Bank USA, National Association, a national banking association ("Chase"), as Owner Trustee. Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed thereto in the Amended and Restated Trust Agreement.


                  WHEREAS, DCWR wishes to remove Chase as Owner Trustee pursuant to Section 8.01 of the Amended and Restated Trust Agreement;

                  WHEREAS, DCWR wishes to appoint Deutsche Bank Trust Company Delaware, a Delaware banking corporation ("DBTCD"), as successor Owner Trustee pursuant to Section 8.01 of the Amended and Restated Trust Agreement; and

                  WHEREAS, DBTCD wishes to accept such appointment pursuant to
Section 8.02 of the Amended and Restated Trust Agreement.

                  NOW THEREFORE, the parties hereto hereby agree as follows.

                  1. DCWR hereby removes Chase as Owner Trustee pursuant to
Section 8.01 of the Amended and Restated Trust Agreement. This Instrument shall constitute delivery of written notice to Chase of such removal by DCWR pursuant to Section 8.01 of the Amended and Restated Trust Agreement.

                  2. The Beneficiary hereby appoints DBTCD as successor Owner Trustee under the Amended and Restated Trust Agreement.

                  3. DBTCD hereby accepts its appointment as successor Owner Trustee under the Amended and Restated Trust Agreement and agrees to be bound by the terms of the Amended and Restated Trust Agreement and the outstanding DCMOT Certificate issued thereunder in the name of DCWR that are applicable to the Owner Trustee without any further act on the part of DCWR, Chase or any other Person. DBTCD hereby represents and warrants that it meets the requirements for the Owner Trustee specified in Section 8.03 of the Amended and Restated Trust



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Agreement. This Instrument shall constitute the instrument accepting such appointment pursuant to Section 8.02 of the Amended and Restated Trust
Agreement.

                  4. Pursuant to Section 8.02 of the Amended and Restated Trust Agreement, Chase as predecessor Owner Trustee hereby agrees to deliver promptly to DBTCD as successor Owner Trustee all documents, statements and monies held by it under the Amended and Restated Trust Agreement.

                  5. Pursuant to Section 8.02 of the Amended and Restated Trust Agreement, DBTCD as successor Owner Trustee hereby agrees to file promptly an amendment to the Certificate of Trust with the Secretary of State of the State of Delaware identifying DBTCD as trustee of DCMOT and DBTCD's principal place of business.

                  6. The address for Deliveries to DBTCD pursuant to Section
12.02 of the Amended and Restated Trust Agreement is as follows:

                  Deutsche Bank Trust Company Delaware
                  1011 Centre Road, Suite 200
                  Wilmington, DE 19805-1266
                  Attention:  Elizabeth B. Ferry
                  Telephone:  302-636-3305
                  Fax:  302-636-3222

                  with a copy to:

                  Deutsche Bank Trust Company Americas
                  Structured Finance Services
                  Trust & Securities Services
                  60 Wall Street, 26th Floor - MS NYC60-2606
                  New York, NY 10005
                  Attention:  Michele Voon
                  Telephone:  212-250-8454
                  Fax:  212-553-2461

                  7. This Instrument shall become a legally effective and binding instrument as of the date hereof.

                  8. This Instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument.

                  9. In no event shall Chase have any liability for the acts or omissions of DBTCD as successor Owner Trustee on or after the date hereof. In no event shall DBTCD have any liability for the acts or omissions of Chase as Owner Trustee prior to the date hereof.


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                  10. This Instrument shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflicts of laws principles of such State.



                            [SIGNATURE PAGE FOLLOWS]



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                  IN WITNESS WHEREOF, the undersigned have executed this
Instrument as of the day and year first above written.



                           DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, as Beneficiary



                           By:      /s/ Byron C. Babbish
                               Name:  Byron C. Babbish
                               Title:  Assistant Secretary



                           CHASE BANK USA, NATIONAL ASSOCIATION,
                           as predecessor Owner Trustee



                           By:      /s/ John J. Cashin
                               Name:  John J. Cashin
                               Title:  Vice President



                           DEUTSCHE BANK TRUST COMPANY DELAWARE,
                           as successor Owner Trustee



                           By:      /s/ Elizabeth B. Ferry
                               Name:  Elizabeth B. Ferry
                               Title:  Assistant Vice President


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